Exhibit 99.1

Protagonist Reports Second Quarter 2023 Financial Results and Provides Corporate Update

Positive topline results from the Phase 2b FRONTIER 1 study of JNJ-2113 (formerly PN-235), the first and only IL-23 receptor antagonist oral peptide drug candidate for the treatment of moderate-to-severe plaque psoriasis, presented at the World Congress of Dermatology.

JNJ-2113 now advances toward a Phase 3 study in moderate-to-severe psoriasis and a Phase 2b study in ulcerative colitis.

Positive data from the randomized withdrawal portion of the Phase 2 REVIVE study of rusfertide in polycythemia vera (PV) presented as a late breaker at the annual Congress of the European Hematology Association (EHA2023); the global Phase 3 VERIFY study continues, with sites recruiting globally.

NEWARK, Calif., August 3, 2023 – Protagonist Therapeutics (Nasdaq: PTGX) (“Protagonist” or “the Company”) today reported financial results for the second quarter ended June 30, 2023, and provided a corporate update.

“The second quarter of 2023 was transformative for Protagonist, marked by the disclosure of strongly positive data from FRONTIER 1, a Phase 2b study of JNJ-2113, at the World Congress of Dermatology, and the decision by our partner, Janssen, to move forward into a Phase 3 clinical program in psoriasis and a Phase 2b study in ulcerative colitis,” said Dinesh V. Patel, Ph.D., President and CEO of Protagonist. “JNJ-2113 is a first-in-class and only oral IL-23 receptor antagonist peptide that has the potential to lead the field of oral therapy for psoriasis. Today, a significant number of people living with moderate-to-severe plaque psoriasis are eligible for, but are still not receiving, advanced therapies, and JNJ-2113 can potentially offer a highly convenient, effective and safe solution to a broad category of eligible individuals.”

“We have also made impressive strides forward in the clinical development of our fully owned asset, rusfertide, in polycythemia vera,” Dr. Patel continued. “The Phase 2 REVIVE study results were presented to a large audience as a late breaker at EHA2023. The Phase 3 VERIFY clinical trial is continuing to enroll study participants at sites globally, with enrollment completion projected by the end of the first quarter of 2024. Our cash position remains strong, with estimated cash runway through end of 2025. This estimate does not include the potential $200 million in milestones associated with a successful Phase 3 study, NDA filing, and approval of JNJ-2113 in psoriasis.”

Q2 and Recent Corporate Highlights

•	Positive Phase 2b FRONTIER 1 topline results were presented at the World Congress of Dermatology in Singapore in July 2023. All primary and secondary efficacy endpoints were achieved in the study, which evaluated five different dosing regimens of JNJ-2113 in adult patients with moderate-to-severe plaque psoriasis.

•	JNJ-2113 is a novel oral IL-23R antagonist peptide which binds with high affinity to the IL-23 receptor.

•	In the FRONTIER 1 study, a greater proportion of patients who received JNJ-2113 achieved Psoriasis Area and Severity Index (PASI) 75 (primary endpoint), as well as PASI 90 and PASI 100 (75, 90 and 100 percent improvement in skin lesions as measured by PASI, respectively), compared to placebo, at week 16.

•	78.6 percent, 59.5 percent and 40.5 percent of adult patients who received JNJ-2113 at 100 mg twice daily achieved PASI 75, 90 and 100, respectively, at week 16.

•	Five treatment groups were evaluated in the study, ranging from 25 mg once daily to 100 mg twice daily.

•	Treatment was generally well tolerated, and the proportions of patients with adverse events were comparable between patient groups.

•	The proportion of participants experiencing one or more adverse events was 52.4 percent in the combined JNJ-2113 group and 51.2 percent in the placebo group.

•	JNJ-2113 is advancing into Phase 3 development for moderate-to-severe plaque psoriasis and in a Phase 2b clinical trial for adults living with ulcerative colitis.

•	Pre-clinical and Phase 1 data for JNJ-2113 were presented at the International Societies for Investigative Dermatology meeting in Tokyo, Japan in May 2023, showing selective systemic IL-23 pathway inhibition in pre-clinical rat models and systemic pharmacodynamic activity in healthy human volunteers in a Phase 1 trial.

•	Positive topline results from the blinded, placebo-controlled, randomized withdrawal portion of the Phase 2 REVIVE study of rusfertide in polycythemia vera were presented in Frankfurt, Germany in June 2023 at EHA2023.

•	The Company completed a $115 million equity financing in April 2023.

Second Quarter 2023 Financial Results

•	Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents and marketable securities as of June 30, 2023, were $313.4 million.

•	License and Collaboration Revenue: License and collaboration revenue was zero for the three and six months ended June 30, 2023 as we completed our performance obligation associated with the Janssen License and Collaboration Agreement as of June 30, 2022. License and collaboration revenue for the three and six months ended June 30, 2022 was $0.9 million and $26.6 million, respectively. The six months to June 30, 2022 included a one-time $25.0 million milestone earned by the Company following the dosing of the third patient in the Janssen Phase 2b FRONTIER 1 clinical trial of JNJ-2113.

•	Research and Development ("R&D") Expenses: R&D expenses were $33.2 million and $60.6 million for the three and six months ended June 30, 2023, respectively, as compared to $34.6 million and $70.9 million for the same periods in 2022. The decreases in R&D expenses from prior year periods was primarily due to decreases in PN-943 expenses and costs related to the completion of PN-232 Phase 1 trials, partially offset by an increase in rusfertide expenses related primarily to the Phase 3 VERIFY clinical trial.

•	General and Administrative ("G&A") Expenses: G&A expenses were $9.2 million and $17.8 million for the three and six months ended June 30, 2023, respectively, as compared to $7.7 million and $18.2 million for the same periods in 2022. The increase in G&A expenses from the prior year quarter was primarily due to increases in payroll and stock-based compensation and general expenses. The decrease in G&A expenses from the prior year was primarily due to one-time costs incurred in the first quarter of 2022.

•	Net Loss: Net loss was $38.5 million, or $0.68 per share, for the three months ended June 30, 2023 as compared to a net loss of $41.0 million, or $0.84 per share, for the three months ended June 30, 2022. Net loss was $72.2 million, or $1.34 per share, for the six months ended June 30, 2023 as compared to a net loss of $62.0 million, or $1.27 per share, for the six months ended June 30, 2022.

PROTAGONIST THERAPEUTICS, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
License and collaboration revenue	$-	$859	$-	$26,581
Operating expenses:
Research and development (1)	33,182	34,611	60,598	70,929
General and administrative (1)	9,172	7,691	17,777	18,206
Total operating expenses	42,354	42,302	78,375	89,135
Loss from operations	(42,354)	(41,443)	(78,375)	(62,554)
Interest income	3,913	484	6,404	652
Other expense, net	(19)	(78)	(214)	(65)
Net loss	$(38,460)	$(41,037)	$(72,185)	$(61,967)
Net loss per share, basic and diluted	$(0.68)	$(0.84)	$(1.34)	$(1.27)
Weighted-average shares used to compute net loss per share, basic and diluted	56,775,742	49,049,902	53,691,965	48,902,047

(1)	Amount includes non-cash stock-based compensation expense.

PROTAGONIST THERAPEUTICS, INC.
Stock-based Compensation (Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Research and development	$4,809	$4,106	$9,391	$7,432
General and administrative	3,534	2,699	6,536	5,308
Total stock-based compensation expense	$8,343	$6,805	$15,927	$12,740

PROTAGONIST THERAPEUTICS, INC.

(Unaudited)
Selected Consolidated Balance Sheet Data
(In thousands)

	June 30,	December 31,
	2023	2022
Cash, cash equivalents and marketable securities	$313,401	$237,355
Working capital	290,543	211,898
Total assets	320,466	247,928
Accumulated deficit	(608,940)	(536,755)
Total stockholders' equity	294,068	215,608

About Protagonist

Protagonist Therapeutics is a biopharmaceutical company with peptide-based new chemical entities (NCEs) rusfertide and JNJ-2113 (formerly PN-235) in advanced stages of clinical development, both derived from the Company's proprietary technology platform. Protagonist scientists jointly discovered PN-235 (now known as JNJ-2113) as part of Protagonist’s Interleukin-23 receptor (IL-23R) collaboration with Janssen and followed it through IND-enabling pre-clinical and Phase 1 studies, with Janssen assuming responsibility for further clinical development. Rusfertide, a mimetic of the natural hormone hepcidin, is the Company's lead drug candidate currently in a global Phase 3 development program. The Phase 2 REVIVE study is now complete, with an open-label extension underway. The global Phase 3 VERIFY study of rusfertide in polycythemia vera is ongoing. Protagonist retains all worldwide development and commercialization rights to rusfertide.

More information on Protagonist, its pipeline drug candidates and clinical studies can be found on the Company's website at protagonist-inc.com.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the potential benefits of JNJ-2113, our expectations regarding the clinical development of JNJ-2113, our potential receipt of milestone and royalty payments under our collaboration agreement with Janssen Biotech, Inc., our forecasted cash runway and our expectations regarding enrollment in the REVIVE Phase 3 trial. In some cases, you can identify these statements by forward-looking words such as "anticipate," "believe," "may," "will," "expect," or the negative or plural of these words or similar expressions. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, our ability to develop and commercialize our product candidates, our ability to earn milestone payments under our collaboration agreement with Janssen Biotech, Inc., our ability to use and expand our programs to build a pipeline of product candidates, our ability to obtain and maintain regulatory approval of our product candidates, our ability to operate in a competitive industry and compete successfully against competitors that have greater resources than we do, and our ability to obtain and adequately protect intellectual property rights for our product candidates. Additional information concerning these and other risk factors affecting our business can be found in our periodic filings with the Securities and Exchange Commission, including under the heading "Risk Factors" contained in our most recently filed periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release.

Contact

Jami Taylor
Email: j.taylor@ptgx-inc.com

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